UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

July 20, 2023

Date of Report (date of earliest event reported)

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard	Jacksonville	Florida	32207
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 904-357-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Term Loan Credit Agreement

On July 20, 2023 (the “Closing Date”), RYAM Lux SARL a private limited liability company (Société à responsabilité limitée) incorporated under the laws of Luxembourg (the “Lux Borrower”), a wholly owned subsidiary of Rayonier Advanced Materials Inc., a Delaware corporation (“RYAM”), entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), as borrower, with RYAM and certain of its other subsidiaries from time to time party thereto as guarantors, certain funds managed by Oaktree Capital Management, L.P., as lenders (the “Term Lenders”), Oaktree Fund Administration, LLC, as administrative agent (“Oaktree”), and Computershare Trust Company, N.A., as collateral agent. The Borrower holds, directly or indirectly, all of the equity interests in RYAM’s subsidiaries organized under the laws of France.

The Term Loan Credit Agreement provides for a senior secured term loan facility of $250 million (the “Term Loan Facility”). The proceeds from the Term Loan Facility will be used to (a) fund the Pari Passu Facility (as defined below) to RYAM, (b) pay fees and expenses related to the transactions and (c) fund a distribution on equity to Rayonier A.M. Products Inc., a Delaware corporation (“RAM Products”). The proceeds of the Pari Passu Facility and such distribution will be used directly or indirectly, together with cash on hand, to fund the redemption in full of the 2024 Notes (as defined below) and to pay fees and expenses related to the transactions.

The Lux Borrower’s obligations under the Term Loan Facility are unsecured. The Lux Borrower’s obligations under the Term Loan Facility are guaranteed (the “Term Loan Guarantees”) by RYAM and each subsidiary of RYAM that guarantees RAM Products’ Senior Secured Notes due 2026 (the “2026 Notes”) (collectively with RYAM, the “Guarantors”), and the Term Loan Guarantees are secured by the same assets of such Guarantors that secure the 2026 Notes and guarantees thereof on a pari passu basis with the liens on such assets securing such obligations.

The Term Loan Facility bears interest at a rate per annum equal to three-month Term SOFR (or, if greater, 3.00%) plus 8.00%. The Term Loan Facility matures on the four year anniversary of the Closing Date and amortizes in equal quarterly installments of 0.50% of the initial principal amount, commencing with the first full fiscal quarter after the Closing Date.

The Lux Borrower may voluntarily prepay outstanding loans under the Term Loan Facility at any time, subject to customary “breakage” costs. The Lux Borrower is required to prepay outstanding loans under the Term Loan Facility (a) with the net proceeds of certain asset sales and debt issuances (subject to certain reinvestment rights), (b) with the proceeds of any prepayment of the Pari Passu Facility, (c) with a certain percentage (based on RYAM’s consolidated secured net leverage ratio, as defined in the Term Loan Credit Agreement) of RYAM’s excess cash flow, and (d) upon a change of control, in each case subject to customary exceptions. All voluntary prepayments, and mandatory prepayments with the proceeds of asset sales (subject to certain exceptions) or debt issuances or upon prepayments of the Pari Passu Facility or a change of control, made on or prior to the third anniversary of the Term Loan Facility are subject to prepayment premiums as follows: (i) on or prior to the first anniversary of the Closing Date, a customary make-whole amount plus 3.00% of the aggregate principal amount of the loans so prepaid, (ii) after the first anniversary but on or prior to the second anniversary of the Closing Date, 3.00% of the aggregate principal amount of the loans so prepaid and (iii) after the second anniversary but on or prior to the third anniversary of the Closing Date, 1.00% of the aggregate principal amount of the loans so prepaid. After the third anniversary of the Closing Date, all voluntary prepayments can be made at par plus accrued interest, subject to customary “breakage” costs.

The Term Loan Facility requires that RYAM maintain a consolidated secured net leverage ratio, as defined in the Term Loan Credit Agreement, of 4.50 to 1.00 as of the last day of each fiscal quarter.

The Term Loan Facility contains certain affirmative and negative covenants that limit the ability of RYAM and its restricted subsidiaries, among other things, and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments. The Term Loan Facility also contains certain negative covenants that limit the ability of the Lux Borrower and its subsidiaries, among other things, and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments.

The Term Loan Facility contains certain events of default, including relating to a change of control. If an event of default occurs, the Term Lenders will be entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility.

The above summary of the material terms of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Pari Passu Credit Agreement

On the Closing Date, immediately following the borrowing of the loans under the Term Loan Credit Agreement, RYAM entered into a Credit Agreement (the “Pari Passu Credit Agreement”), as borrower, with the Lux Borrower, as lender, and the Guarantors (other than RYAM), as guarantors.

The Pari Passu Credit Agreement provides for a senior secured term loan facility (the “Pari Passu Facility”) of $150 million.

RYAM’s obligations under the Pari Passu Facility are guaranteed (the “Pari Passu Facility Guarantees”) by the Guarantors (other than RYAM), and RYAM’s obligations thereunder and the Pari Passu Facility Guarantees are secured by the same assets of RYAM and such Guarantors as secure the 2026 Notes and the Term Loan Facility on a pari passu basis with the liens on such assets securing such obligations.

The Pari Passu Facility bears interest at a rate per annum rate equal to three-month Term SOFR (or, if greater, 3.00%) plus 8.50%. The Pari Passu Facility matures on the four year anniversary of the Closing Date.

RYAM may generally voluntarily prepay outstanding loans under the Pari Passu Facility at any time, subject to customary “breakage” costs, and must mandatorily prepay outstanding loans under the Pari Passu Facility upon a change of control, in each case subject to the same prepayment premiums applicable to the Term Loan Facility.

The Pari Passu Facility contains certain affirmative covenants, including those requiring that the Pari Passu Facility be secured by all assets securing the Term Loan Facility and guaranteed by all subsidiaries of RYAM that guarantee the Term Loan Facility.

The Pari Passu Facility contains certain events of default, including relating to a change of control. If an event of default occurs, the Lux Borrower will be required to take various actions as directed by Oaktree, including accelerating amounts due under the Pari Passu Facility.

The above summary of the material terms of the Pari Passu Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Pari Passu Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

ABL Amendment

On the Closing Date, in connection with the Term Loan Facility and the Pari Passu Facility, RYAM entered into an amendment (the “ABL Amendment”) to its Revolving Credit Agreement, dated as of December 10, 2020 (as amended, supplemented or otherwise modified from time to time prior to the ABL Amendment, the “ABL Agreement”), with RAM Products, as lead borrower, the subsidiaries of RYAM party thereto, the lenders and issuing banks party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent. The ABL Amendment amends the ABL Agreement to, among other things, permit the incurrence of the Term Loan Facility and the Pari Passu Facility.

The above summary of the material terms of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On the Closing Date, RAM Products provided notice (the “Redemption Notice”) to Computershare Trust Company, N.A, as trustee (the “Trustee”), under that certain Indenture, dated as of May 22, 2014, by and among RAM Products, the guarantors party thereto and the Trustee that, on August 19, 2023 (the “Redemption Date”), RAM Products will redeem approximately $318 million in aggregate principal amount of its 5.50% Senior Notes due 2024 (the “2024 Notes”), constituting the full outstanding principal amount of the 2024 Notes, at a redemption price of 100.00% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

A copy of RYAM’s press release with respect to the transactions described in this Report is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

This Report is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful. This Report does not constitute an offer to purchase, the solicitation of an offer to purchase or a notice of redemption for the 2024 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the 2024 Notes.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Term Loan Credit Agreement, dated as of July 20, 2023, by and among RYAM Lux SARL, Rayonier Advanced Materials Inc., the other subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders party thereto, Oaktree Fund Administration, LLC, as administrative agent, and Computershare Trust Company, N.A., as collateral agent.

10.2	Loan Agreement, dated as of July 20, 2023, by and among RYAM Lux SARL, Rayonier Advanced Materials Inc. and the other subsidiaries of Rayonier Advanced Materials Inc. party thereto.

10.3	Amendment No. 2 to Revolving Credit Agreement, dated as of July 20, 2023, among Rayonier Advanced Materials Inc., Rayonier A.M. Products Inc., the lenders and issuing banks party thereto and Bank of America, N.A. as administrative agent and collateral agent.

99.1	Press release dated July 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

July 20, 2023